Visa Reports Fiscal Third Quarter 2025 Results
San Francisco, CA, July 29, 2025 – Visa (NYSE: V)
•GAAP net income of $5.3B or $2.69 per share and non-GAAP net income of $5.8B or $2.98 per share
•Net revenue of $10.2B, an increase of 14% on a nominal and constant-dollar basis
•Growth in payments volume, cross-border volume and processed transactions was strong
•Share repurchases and dividends of $6.0B

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q3 2025		Ryan McInerney, Chief Executive Officer, Visa, commented on the results:
	USD	% Change
Net Revenue	$10.2	14%

"Visa delivered another strong quarter, with 14% net revenue growth, 12% GAAP EPS growth and 23% non-GAAP EPS growth. Healthy business driver trends continued through the quarter and into the first few weeks of July. Consumer spending remains resilient, with continued strength in discretionary and non-discretionary growth in the U.S. Looking ahead, our continued focus on innovation and product development in dynamic areas like AI and stablecoins is helping to shape the future of commerce while delivering sustainable, long-term value for our shareholders."

GAAP Net Income	$5.3	8%
GAAP Earnings Per Share	$2.69	12%
Non-GAAP Net Income(1)	$5.8	19%
Non-GAAP Earnings Per Share(1)	$2.98	23%
(1) Refer to Non-GAAP Financial Measures for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q3 2025
Payments Volume	8%
Cross-Border Volume Excluding Intra-Europe(2)	11%
Cross-Border Volume Total	12%
Processed Transactions	10%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Third Quarter 2025 — Financial Highlights

GAAP net income in the fiscal third quarter was $5.3 billion or $2.69 per share, an increase of 8% and 12%, respectively, over prior year’s results. Current year's results included a special item of $615 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case and other legal matters. Current year's results also included $35 million of net losses from equity investments and $73 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included special items of $118 million related to the release of the indirect tax reserve previously recognized in fiscal 2021, $67 million related to the donation of investment securities to Visa Foundation, and $10 million for a litigation provision associated with the MDL case. Prior year’s results also included $22 million of net losses from equity investments and $76 million from the amortization of acquired intangible assets and acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $5.8 billion or $2.98 per share, increases of 19% and 23%, respectively, over prior year’s results (refer to Non-GAAP Financial Measures for further details). GAAP earnings per share growth was approximately 12% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 23% on a constant-dollar basis. All references to earnings per share assume fully diluted class A share count.

Net revenue in the fiscal third quarter was $10.2 billion, an increase of 14%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenue increased 14% on a constant-dollar basis.

Payments volume for the three months ended March 31, 2025, on which fiscal third quarter service revenue is recognized, increased 8% over the prior year on a constant-dollar basis.

Payments volume for the three months ended June 30, 2025 increased 8% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drives our international transaction revenue, increased 11% on a constant-dollar basis for the three months ended June 30, 2025. Total cross-border volume on a constant-dollar basis increased 12% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended June 30, 2025, were 65.4 billion, a 10% increase over the prior year.

Fiscal third quarter service revenue was $4.3 billion, an increase of 9% over the prior year, and is recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenue rose 15% over the prior year to $5.2 billion. International transaction revenue grew 14% over the prior year to $3.6 billion. Other revenue of $1.0 billion rose 32% over the prior year. Client incentives were $4.0 billion, up 13% over the prior year.

GAAP operating expenses were $4.0 billion for the fiscal third quarter, a 35% increase over the prior year's results, primarily driven by increases in the litigation provision and personnel expenses. GAAP operating expenses included the special items as well as the amortization of acquired intangible assets and acquisition-related costs in the current and prior year. Excluding these items, non-GAAP operating expenses increased 13% over the prior year, primarily driven by increases in personnel, general and administrative, and depreciation and amortization expenses.

GAAP non-operating income was $156 million for the fiscal third quarter, including $35 million of net equity investment losses. Excluding this item, non-GAAP non-operating income was $191 million.

GAAP effective income tax rate was 16.7% for the quarter ended June 30, 2025. Excluding the related tax impacts from the non-GAAP items noted above, the non-GAAP effective income tax rate was 17.3% for the quarter ended June 30, 2025.

Cash, cash equivalents and investment securities were $20.4 billion at June 30, 2025.

The weighted-average number of diluted shares of class A common stock outstanding was 1.96 billion for the quarter ended June 30, 2025.

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Other Notable Items

On May 15, 2025, Visa issued fixed-rate senior notes in an aggregate principal amount of €3.5 billion with maturities ranging between 3 and 19 years, and interest rates from 2.250% to 3.875%. The Company intends to use the net proceeds for general corporate purposes, which may include, among other things, the refinancing of existing indebtedness.

During the three months ended June 30, 2025, Visa repurchased approximately 14 million shares of class A common stock at an average cost of $349.24 per share for $4.8 billion. The Company had $29.8 billion of remaining authorized funds for share repurchases as of June 30, 2025.

On July 29, 2025, the board of directors declared a quarterly cash dividend of $0.590 per share of class A common stock (determined in the case of all other outstanding common and preferred stock on an as-converted basis) payable on September 2, 2025, to all holders of record as of August 12, 2025.

Fiscal Third Quarter 2025 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

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Forward-Looking Statements

This document contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth, anticipated timing and benefits of our acquisitions, and financial outlook. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of complex and evolving global regulations;
•increased scrutiny and regulation of the global payments industry;
•impact of government-imposed obligations and/or restrictions on international payments systems;
•impact of laws and regulations regarding the handling of personal data, including privacy, cybersecurity and AI;
•impact of tax examinations or disputes, or changes in tax laws;
•outcome of litigation or investigations;
•intense competition in our industry;
•dependence on our client and merchant base, which may be costly to win, retain and develop;
•continued push to lower acceptance costs and challenge industry practices;
•dependence on relationships with financial institutions, acquirers, processors, merchants, payment facilitators, ecommerce platforms, fintechs and other third parties;
•our inability to maintain and enhance our brand;
•impact of global economic, political, market, health and social events or conditions;
•our aspirations to address corporate responsibility and sustainability matters and considerations;
•exposure to significant risk of loss or reduction of liquidity due to our indemnification obligation to fund settlement losses of our clients;
•failure to anticipate, adapt to, or keep pace with, new technologies in the payments industry;
•a disruption, failure or breach of our networks or systems, including as a result of cyber incidents or attacks;
•risks, uncertainties and the failure to achieve the anticipated benefits of our acquisitions, joint ventures or strategic investments;
•the conversions of our class B-1, B-2 and class C common stock or series A, B and C preferred stock into shares of class A common stock would result in voting dilution to, and could adversely impact the market price of, our existing class A common stock;
•differing interests between holders of our class B-1, B-2 and C common stock and series A, B and C preferred stock compared to our class A common stock concerning certain significant transactions; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2024, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa

Visa (NYSE: V) is a world leader in digital payments, facilitating transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Fletcher Cook, 650-432-2990 Press@visa.com

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Fiscal Third Quarter 2025 — Financial Summary

INCOME STATEMENT SUMMARY

	Three Months Ended June 30, 2025	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenue
Service revenue	$4,330	9%
Data processing revenue	5,153	15%
International transaction revenue	3,633	14%
Other revenue	1,028	32%
Client incentives	(3,972)	13%
Net revenue	$10,172	14%

Total operating expenses	$3,995	35%
Non-operating income (expense)	156	208%
Effective income tax rate	16.7%	(2 ppt)
Net income	$5,272	8%

Earnings per share	$2.69	12%

Non-GAAP(1)
Total operating expenses	$3,307	13%
Non-operating income (expense)	191	161%
Effective income tax rate	17.3%	(1 ppt)
Net income	$5,834	19%

Earnings per share	$2.98	23%

(1) Refer to Non-GAAP Financial Measures for further details.
NM - Not Meaningful

KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	8%	9%
Cross-border volume excluding intra-Europe(2)	11%	13%
Cross-border volume total	12%	16%
Processed transactions	10%	10%

(2) Cross-border volume excluding transactions within Europe.

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Visa Consolidated Balance Sheets (unaudited)

	June 30, 2025	September 30, 2024
	(in millions, except per share data)
Assets
Cash and cash equivalents	$17,092	$11,975
Restricted cash equivalents—U.S. litigation escrow	2,696	3,089
Investment securities	2,088	3,200
Settlement receivable	4,778	4,454
Accounts receivable	2,920	2,561
Customer collateral	3,614	3,524
Current portion of client incentives	2,198	1,918
Prepaid expenses and other current assets	3,012	3,312
Total current assets	38,398	34,033
Investment securities	1,203	2,545
Client incentives	5,005	4,628
Property, equipment and technology, net	4,143	3,824
Goodwill	19,880	18,941
Intangible assets, net	27,660	26,889
Other assets	3,735	3,651
Total assets	$100,024	$94,511
Liabilities
Accounts payable	$462	$479
Settlement payable	6,038	5,265
Customer collateral	3,614	3,524
Accrued compensation and benefits	1,474	1,538
Client incentives	10,032	9,075
Accrued liabilities	4,907	4,909
Current maturities of debt	5,548	—
Accrued litigation	2,352	1,727
Total current liabilities	34,427	26,517
Long-term debt	19,590	20,836
Deferred tax liabilities	5,755	5,301
Other liabilities	1,588	2,720
Total liabilities	61,360	55,374
Equity
Preferred stock, $0.0001 par value, 5 shares issued and outstanding as of June 30, 2025 and September 30, 2024	871	1,031
Common stock, $0.0001 par value:
Class A common stock, 1,702 and 1,733 shares issued and outstanding as of June 30, 2025 and September 30, 2024, respectively	—	—
Class B-1 and B-2 total common stock, 125 shares issued and outstanding as of June 30, 2025 and September 30, 2024	—	—
Class C common stock, 9 and 10 shares issued and outstanding as of June 30, 2025 and September 30, 2024, respectively	—	—
Right to recover for covered losses	(118)	(104)
Additional paid-in capital	21,746	21,229
Accumulated income	15,956	17,289
Accumulated other comprehensive income (loss):
Investment securities	12	30
Defined benefit pension and other postretirement plans	(14)	(16)
Derivative instruments	(356)	(213)
Foreign currency translation adjustments	567	(109)
Total accumulated other comprehensive income (loss)	209	(308)

Total equity	38,664	39,137

Total liabilities and equity	$100,024	$94,511

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Visa Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
	(in millions, except per share data)
Net revenue	$10,172	$8,900	$29,276	$26,309

Operating Expenses
Personnel	1,749	1,573	5,219	4,655
Marketing	421	378	1,108	1,009
Network and processing	224	200	655	570
Professional fees	187	152	503	443
Depreciation and amortization	317	264	904	760
General and administrative	482	382	1,382	1,174
Litigation provision	615	13	1,659	452
Total operating expenses	3,995	2,962	11,430	9,063

Operating income	6,177	5,938	17,846	17,246

Non-operating Income (Expense)
Interest expense	(39)	(196)	(379)	(465)
Investment income (expense) and other	195	247	504	763
Total non-operating income (expense)	156	51	125	298

Income before income taxes	6,333	5,989	17,971	17,544
Income tax provision	1,061	1,117	3,003	3,119
Net income	$5,272	$4,872	$14,968	$14,425

Basic Earnings Per Share
Class A common stock	$2.69	$2.40	$7.60	$7.09
Class B-1 common stock	$4.21	$3.82	$11.88	$11.25
Class B-2 common stock	$4.13	$3.82	$11.70	$11.25
Class C common stock	$10.78	$9.62	$30.39	$28.35

Basic Weighted-average Shares Outstanding
Class A common stock	1,709	1,610	1,720	1,591
Class B-1 common stock	5	97	5	196
Class B-2 common stock	120	74	120	25
Class C common stock	9	29	9	16

Diluted Earnings Per Share
Class A common stock	$2.69	$2.40	$7.59	$7.08
Class B-1 common stock	$4.20	$3.81	$11.87	$11.24
Class B-2 common stock	$4.13	$3.81	$11.69	$11.24
Class C common stock	$10.77	$9.60	$30.35	$28.31

Diluted Weighted-average Shares Outstanding
Class A common stock	1,959	2,029	1,973	2,038
Class B-1 common stock	5	97	5	196
Class B-2 common stock	120	74	120	25
Class C common stock	9	29	9	16

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Visa Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended June 30,
	2025	2024
	(in millions)
Operating Activities
Net income	$14,968	$14,425
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	11,503	10,135
Share-based compensation	706	662
Depreciation and amortization	904	760
Deferred income taxes	347	(99)
VE territory covered losses	(22)	(81)
(Gains) losses on equity investments, net	133	48
Other	70	122
Change in operating assets and liabilities:
Settlement receivable	(211)	92
Accounts receivable	(334)	(214)
Client incentives	(11,253)	(10,317)
Other assets	(18)	(173)
Accounts payable	(14)	(27)
Settlement payable	619	(765)
Accrued and other liabilities	(1,199)	(1,216)
Accrued litigation	622	(66)
Net cash provided by (used in) operating activities	16,821	13,286

Investing Activities
Purchases of property, equipment and technology	(1,093)	(948)
Purchases of investment securities	—	(4,443)
Proceeds from maturities and sales of investment securities	2,468	3,866
Acquisitions, net of cash and restricted cash acquired	(887)	(915)
Purchases of other investments	(41)	(19)
Other investing activities	(43)	(51)
Net cash provided by (used in) investing activities	404	(2,510)

Financing Activities
Repurchases of class A common stock	(13,389)	(10,865)
Dividends paid	(3,488)	(3,176)
Proceeds from issuance of senior notes	3,924	—
Proceeds from stock issued under equity plans	341	267
Taxes paid related to stock issued under equity plans	(254)	(189)
Other financing activities	(97)	399
Net cash provided by (used in) financing activities	(12,963)	(13,564)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	416	74
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	4,678	(2,714)

Cash, cash equivalents, restricted cash and restricted cash equivalents as of beginning of period	19,763	21,990
Cash, cash equivalents, restricted cash and restricted cash equivalents as of end of period	$24,441	$19,276

Supplemental Disclosure
Cash paid for income taxes, net(1)	$3,587	$4,699
Interest payments on debt	$539	$534
Accruals related to purchases of property, equipment and technology	$51	$30

(1) For the nine months ended June 30, 2025, the amount includes $1.3 billion of cash paid for federal transferable tax credits.

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Visa Quarterly Results of Operations (unaudited)

	Fiscal 2025 Quarter Ended			Fiscal 2024 Quarter Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(in millions)
Net revenue	$10,172	$9,594	$9,510	$9,617	$8,900

Operating Expenses
Personnel	1,749	1,657	1,813	1,609	1,573
Marketing	421	381	306	551	378
Network and processing	224	224	207	208	200
Professional fees	187	173	143	192	152
Depreciation and amortization	317	305	282	274	264
General and administrative	482	419	481	424	382
Litigation provision	615	1,000	44	10	13
Total operating expenses	3,995	4,159	3,276	3,268	2,962

Operating income	6,177	5,435	6,234	6,349	5,938

Non-operating Income (Expense)
Interest expense	(39)	(158)	(182)	(176)	(196)
Investment income (expense) and other	195	161	148	199	247
Total non-operating income (expense)	156	3	(34)	23	51

Income before income taxes	6,333	5,438	6,200	6,372	5,989
Income tax provision	1,061	861	1,081	1,054	1,117
Net income	$5,272	$4,577	$5,119	$5,318	$4,872

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Visa Non-GAAP Financial Measures (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. Constant-dollar financial measures are calculated by using a fixed current year U.S. dollar/foreign currency exchange rate for each local currency for the current and prior year periods, which eliminates the impact of foreign currency transactions in measuring financial performance. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance. Non-GAAP financial measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with GAAP.

We exclude the following from our GAAP financial results to arrive at our non-GAAP financial results:

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as technology and customer relationships acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Severance costs. For the nine months ended June 30, 2025, we recorded severance costs within personnel expense to realign our organizational structure and focus on areas that will drive higher long-term growth. This broad-based optimization effort has been excluded as it is not representative of our ongoing operations.

•Lease consolidation costs. For the nine months ended June 30, 2025 and 2024, we recorded charges within general and administrative expense associated with the consolidation of certain leased office spaces. We have excluded these amounts as it does not reflect the underlying performance of our business.

•Litigation provision. Litigation provision includes significant accruals related to certain legal matters that are not covered by the U.S. retrospective responsibility plan or the Europe retrospective responsibility plan (uncovered legal matters) and additional accruals associated with the interchange multidistrict litigation which are covered by the U.S. retrospective responsibility plan (U.S. covered litigation). Litigation provision associated with these matters can vary significantly based on the facts and circumstances related to each matter and do not correlate to the underlying performance of our business. For the three and nine months ended June 30, 2025 and 2024, we have excluded these amounts to facilitate a comparison to our past operating performance.

•Indirect taxes. During the three and nine months ended June 30, 2024, as a result of the resolution of an audit, we recognized a benefit within general and administrative expense related to the release of the reserve previously recognized in fiscal 2021. This one-time benefit is not representative of our ongoing operations.

•Charitable contribution. During the three and nine months ended June 30, 2024, we donated investment securities to the Visa Foundation and recognized a non-cash general and administrative expense. We have excluded this amount as it does not reflect the underlying performance of our business.

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Visa Non-GAAP Financial Measures (unaudited) - continued

The following tables reconcile our GAAP to non-GAAP financial measures included in this release:

	Three Months Ended June 30, 2025
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$3,995	$156	$1,061	16.7%	$5,272	$2.69
(Gains) losses on equity investments, net	—	35	7		28	0.01
Amortization of acquired intangible assets	(54)	—	14		40	0.02
Acquisition-related costs	(19)	—	1		18	0.01
Litigation provision	(615)	—	139		476	0.24
Non-GAAP	$3,307	$191	$1,222	17.3%	$5,834	$2.98

	Nine Months Ended June 30, 2025
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$11,430	$125	$3,003	16.7%	$14,968	$7.59
(Gains) losses on equity investments, net	—	133	29		104	0.05
Amortization of acquired intangible assets	(164)	—	41		123	0.06
Acquisition-related costs	(85)	—	6		79	0.04
Severance costs	(213)	—	45		168	0.08
Lease consolidation costs	(39)	—	9		30	0.02
Litigation provision	(1,634)	—	367		1,267	0.64
Non-GAAP	$9,295	$258	$3,500	17.3%	$16,739	$8.49

	Three Months Ended June 30, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$2,962	$51	$1,117	18.6%	$4,872	$2.40
(Gains) losses on equity investments, net	—	22	5		17	0.01
Amortization of acquired intangible assets	(48)	—	13		35	0.02
Acquisition-related costs	(28)	—	3		25	0.01
Litigation provision	(10)	—	2		8	—
Indirect taxes	118	—	(29)		(89)	(0.04)
Charitable contribution	(67)	—	26		41	0.02
Non-GAAP	$2,927	$73	$1,137	18.8%	$4,909	$2.42

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Visa Non-GAAP Financial Measures (unaudited) - continued

	Nine Months Ended June 30, 2024
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision(1)	Effective Income Tax Rate(2)	Net Income	Diluted Earnings Per Share(2)
	(in millions, except percentages and per share data)
GAAP	$9,063	$298	$3,119	17.8%	$14,425	$7.08
(Gains) losses on equity investments, net	—	48	11		37	0.02
Amortization of acquired intangible assets	(131)	—	32		99	0.05
Acquisition-related costs	(75)	—	5		70	0.03
Litigation provision	(434)	—	97		337	0.17
Lease consolidation costs	(57)	—	13		44	0.02
Indirect taxes	118	—	(29)		(89)	(0.04)
Charitable contribution	(67)	—	26		41	0.02
Non-GAAP	$8,417	$346	$3,274	17.9%	$14,964	$7.34

(1)Determined by applying applicable tax rates.
(2)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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